Exhibit 23.3

Consent of Independent Auditor

We consent to the inclusion of our report dated February 21, 2014, on our audits of the consolidated financial statements of Digital Cinema Implementation Partners, LLC and Subsidiaries as of December 31, 2013 and 2012 and for each of the years in the three-year period ended December 31, 2013 in this registration statement on Form S-4.  We also consent to the reference to our Firm under the caption “Experts.”

/s/ CohnReznick LLP

Roseland, New Jersey

March 28, 2014